Exhibit 99.2

For Immediate Release

Contact: John Hawkins

Tel: (301) 592-5075

Fax: (301) 592-6177

john_hawkins@choicehotels.com

CHOICE HOTELS BOARD TERMINATES “POISON PILL”

SILVER SPRING, Md. (February 14, 2005) – The Board of Directors of Choice Hotels International, Inc., (NYSE:CHH) today voted to terminate the company’s rights agreement, commonly referred to as a “poison pill”, nearly three years prior to its expiration. Originally set to expire on January 31, 2008, the plan will now expire on February 14, 2005.

“The Board’s decision today to terminate the poison pill is in keeping with our constant efforts to improve corporate governance, build shareholder value and encourage investment in our company,” said Stewart Bainum Jr., chairman. “We are proud of our achievements over the past several years in developing outstanding corporate governance practices.”

Choice Hotels International is one of the world’s largest lodging franchisors, marketing more than 5,000 hotels open or under development in more than 40 countries under the Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn,

MainStay Suites, Econo Lodge and Rodeway Inn brand names. For more information on Choice, visit the company’s Web site at: www.choicehotels.com.

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Choice Hotels, Choice Hotels International, Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Econo Lodge and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International.